UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  August 24, 2020

Commission File Number	Exact name of registrants as specified in their charters, address of principal executive offices and registrants' telephone number	IRS Employer Identification Number
1-8841	NEXTERA ENERGY, INC.	59-2449419
2-27612	FLORIDA POWER & LIGHT COMPANY	59-0247775
700 Universe Boulevard
Juno Beach, Florida 33408
(561) 694-4000

State or other jurisdiction of incorporation or organization:  Florida

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrants	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
NextEra Energy, Inc.	Common Stock, $0.01 Par Value	NEE	New York Stock Exchange
	4.872% Corporate Units	NEE.PRO	New York Stock Exchange
	5.279% Corporate Units	NEE.PRP	New York Stock Exchange

Florida Power & Light Company	None

Indicate by check mark whether the registrants are an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events

On August 24, 2020, Florida Power & Light Company sold $145,106,000 principal amount of its Floating Rate Notes, Series due August 24, 2070 (Notes). The Notes bear interest at a rate equal to three-month LIBOR minus 0.30%, which rate will be reset quarterly on February 24, May 24, August 24 and November 24 of each year, beginning November 24, 2020 and will not be less than 0.00%. The Notes were registered under the Securities Act of 1933 pursuant to Registration Statement Nos. 333-226056, 333-226056-01 and 333-226056-02. This Current Report on Form 8-K is being filed to report as exhibits certain documents in connection with the sale of the Notes.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description	NextEra Energy, Inc.	Florida Power & Light Company
4	Officer's Certificate of Florida Power & Light Company, dated August 24, 2020, creating the Floating Rate Notes, Series due August 24, 2070	x	x
5(a)	Opinion and Consent, dated August 24, 2020, of Squire Patton Boggs (US) LLP, counsel to Florida Power & Light Company, with respect to the Notes	x	x
5(b)	Opinion and Consent, dated August 24, 2020, of Morgan, Lewis & Bockius LLP, counsel to Florida Power & Light Company, with respect to the Notes	x	x
101	Interactive data files for this Form 8-K formatted in Inline XBRL	x	x
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)	x	x

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  August 24, 2020

NEXTERA ENERGY, INC.
(Registrant)

JAMES M. MAY
James M. May Vice President, Controller and Chief Accounting Officer

FLORIDA POWER & LIGHT COMPANY
(Registrant)

KEITH FERGUSON
Keith Ferguson Controller